UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

Federal Home Loan Bank of New York
 (Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, Floor 5, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 441-6616

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment on Form 8-K/A amends and restates the Current Report on Form 8-K filed by the Federal Home Loan Bank of New York with the Securities and Exchange Commission on March 31, 2009 (the “Original 8-K”) in order to correct: (a) the fiscal period stated to be covered in the Original 8-K (from (A) (i) the month ended February 28, 2009 and (ii) the year ended December 31, 2008 to (B) the fiscal quarter ended March 31, 2009); (b) the material nature of the disclosure, which is now appropriately set forth in Item 8.01; and (c) certain ministerial errors in the Original 8-K.

Item 2.02 Results of Operations and Financial Condition.

On March 31, 2009, the Federal Home Loan Bank of New York (“FHLBNY”) issued a Report from the President (“Report”) to FHLBNY shareholders which included certain information about financial results for the quarter ended March 31, 2009. The Report is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

Each month, the President of the Federal Home Loan Bank of New York (“FHLBNY”) issues a Report from the President (“Report”) to each FHLBNY shareholder.  A copy of the Report to shareholders issued on March 31, 2009, which contains material information, is attached hereto as Exhibit 99.1. An attachment to the Report is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 FHLBNY Report from the President, dated March 31, 2009 (previously filed as an exhibit to the Current Report on Form 8-K filed by the Federal Home Loan Bank of New York with the Securities and Exchange Commission on March 31, 2009).

99.2 FHLBNY letter to the FASB dated March 25, 2009, which was included as an attachment to Exhibit 99.1 (previously filed as an exhibit to the Current Report on Form 8-K filed by the Federal Home Loan Bank of New York with the Securities and Exchange Commission on March 31, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: April 1, 2009

By: /s/ Patrick A. Morgan
Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer